UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

April 1, 2009
Date of Report (Date of earliest event reported)

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

680 Second Street, Suite 200
San Francisco, CA 94107

(415) 829-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Director

On March 31, 2009, the Board of Directors (the “Board”) of ECO2 Plastics, Inc. (the “Company”) accepted the resignation of Roy Herberger as Director on the Company’s Board.  Mr. Herberger’s contractual term on the Board ended on December 31, 2008.  Mr. Herberger’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices or regarding the general direction of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO2 PLASTICS, INC.
 (Registrant)

Date: April 1, 2009

/s/ Rodney S. Rougelot
Rodney S. Rougelot, Director and Chief Executive Officer